UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; electi0on of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 5—Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; electi0on of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	As previously publicly announced (see Item 7.01 below), effective February 7, 2008, David Robson, the Company’s former Chief Executive Officer and after his resignation as CEO earlier last year the Non-Executive Chairman and a Non-Executive Director of the Board of Directors, resigned from the Board.

(f)	In connection with Mr. Robson’s departure the Company agreed:-
• to make a payment to Vazon Energy Limited (“Vazon”) of UK£30,000 in settlement of Mr. Robson’s Service Agreement (Vazon being the company which provided the services of Dr. Robson); and
• that the 1,800,000 share options granted to Dr. Robson pursuant to the Company’s Long Term Stock Incentive Plans (“LTSIP”) will remain valid and be exercisable until 31 December 2008 under the terms of such plans. These options comprise:
-	1,500,000 options granted at an exercise price of $0.65 (issued 24th September 2004); and

-	300,000 options granted at an exercise price of $1.00 (issued 27th July 2005).
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
February 7, 2008 – Guernsey, Channel Islands – CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today announced that Dr. David Robson has tendered his resignation from the positions of Non-Executive Chairman and Non-Executive Director of the Board of CanArgo with immediate effect. Dr. Robson is stepping down in order to focus on the development of Tethys Petroleum Limited (“Tethys”) of which he is Chairman, President and Chief Executive Officer. Dr. Robson informed the Company on January 21, 2008 of his intention not to stand for re-election as a Director of the Company at the next Annual Meeting of Stockholders because of potential conflicts of interest with his duties and workload with Tethys. In light of this, and following a meeting of the Board, the Board asked Dr. Robson to stand down at this point in time.

Vincent McDonnell will become acting Chairman of the Board in addition to his duties as President and Chief Executive Officer. The resignation of Dr. Robson means that the Company now needs to appoint only one new independent director to the Board in order to regain compliance with the American Stock Exchange continued listing rule.
Vincent McDonnell, President and Chief Executive Officer said “I would like to thank David for his invaluable input to the development of CanArgo and his very significant contribution to the Company over the last eleven years. I wish him every success in the future.”
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A Copy of the Press Release is attached hereto as Exhibit 99.1
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Termination of Appointment of Non Executive Drector and Non Executive Chairman dated February 7, 2008

99.1	Press Release dated February 7, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: February 11, 2008	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary